Exhibit 23.2
Deloitte & Touche LLP P.O. Box 49279 Four Bentall Centre 2100 - 1055 Dunsmuir Street Vancouver, British Columbia V7X 1P4 Tel: (604) 669- 4466 Fax: (604) 685- 0395 www.deloitte.ca	Deloitte & Touche

Independent Auditors' Consent

We consent to the inclusion and use of our report dated February 14, 2003, with respect to the consolidated financial statements of Clean Energy of Clean Energy Combustion Systems, Inc. in that corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 2002.

/s/  Deloitte & Touche LLP

Chartered Accountants
Vancouver, British Columbia, Canada
April 14, 2003